Exhibit 10.04

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“IP Assignment”), dated as of April 1, 2026, is made by Levelution Sports Agency, LLC (“Seller”), a Texas limited liability company, located at 8035 E R L Thornton Fwy #457, Dallas, TX 75228, in favor of Adapti, Inc. (“Buyer”), a Nevada corporation, located at 2278 Monitor Street, Dallas, TX 75207.

WHEREAS, pursuant to that certain asset purchase agreement, dated as of April 1, 2026 by and between Seller and Buyer (the “Asset Purchase Agreement”), Seller has assigned, transferred, and conveyed to Buyer, among other assets, certain intellectual property of Seller, including the patents and patent applications listed on Schedule 1, the trademark registrations and applications to register trademarks listed on Schedule 2, the copyright registrations and applications to register copyrights listed on Schedule 3, and the domain names, URLS, and websites listed on Schedule 4 (all such scheduled intellectual property, together with all applications directly or indirectly claiming priority thereto and all issuances, renewals, and extensions of any of the foregoing, and, for the avoidance of doubt, all other intellectual property and proprietary rights used or held for use in the Business (as defined in the Asset Purchase Agreement), whether or not listed on the foregoing Schedules.. the “Assigned IP”).

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has further agreed to execute and deliver this IP Assignment for recording with the United States Patent and Trademark Office, and corresponding entities or agencies in any applicable jurisdictions.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees as follows:

1. Assignment. Seller hereby irrevocably assigns, transfers, and conveys to Buyer, and Buyer hereby accepts, all of Seller’s right, title, and interest in and to the Assigned IP, together with all goodwill connected with the use thereof and symbolized thereby and all claims and causes of action with respect to any Assigned IP, including all rights to sue for and to receive and recover all damages, profits, restitution, and other legal or equitable relief for past, present, or future infringement, misappropriation, dilution, or other violation of the Assigned IP. With respect to the United States intent-to-use trademark applications, if any, listed on Schedule 2, the assignment of such application(s) accompanies, pursuant to the Asset Purchase Agreement, the transfer of Seller’s business or that portion of the business to which the trademark(s) pertains, and that business is ongoing and existing, as required by Section 10 of the Trademark Act (15 U.S.C. § 1060). With respect to domain names, Seller shall transfer to Buyer all right, title, and interest therein, including providing all registrar account access credentials, authorization codes, DNS control, and executing all documents necessary to effectuate such transfer and control thereof.

2. Recordation. Seller hereby authorizes and requests the United States Patent and Trademark Office, and any corresponding entities or agencies in any applicable jurisdictions to record this IP Assignment in favor of Buyer as the assignee of the Assigned IP.

3. Further Assurances. Seller agrees to execute and deliver all such documents and provide all such cooperation and assistance as may be required to evidence, record, and perfect the assignment of the Assigned IP to Buyer or any assignee or successor thereto.

4. Terms of the Asset Purchase Agreement. This IP Assignment is made pursuant to the Asset Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Seller and Buyer with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Asset Purchase Agreement are not superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement will govern.

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IN WITNESS WHEREOF, Seller has duly executed and delivered this IP Assignment as of the date first above written.

LEVELUTION SPORTS AGENCY, LLC

By:
Name:
Title:
Address for Notices:

ADAPTI, INC.

AGREED TO AND ACCEPTED:
By:
	Name:	Jeff Campbell
	Title:	Executive Chairman
Address for Notices:
2278 Monitor Street
Dallas, TX75207

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Schedule 1

PATENTS AND PATENT APPLICATIONS

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Schedule 2

TRADEMARK REGISTRATIONS AND APPLICATIONS

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Schedule 3

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Schedule 4

DOMAIN NAMES, WEBSITE, AND DIGITAL ASSETS

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